Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-14
*CUSIP:  21988G791


In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 30, 2005.

INTEREST ACCOUNT
----------------


Balance as of   October 30, 2004.....                                 $0.00
         Scheduled Income received on securities.....         $1,526,625.00
         Unscheduled Income received on securities.....               $0.00
         Allocation from Principal Account.....               $1,994,290.50

LESS:
         Distribution of Interest to Holders.....            -$1,526,624.56
         Distribution of Additional Cash to Holders.....     -$1,994,290.94
         Distribution to Depositor.....                              -$0.00
         Distribution to Trustee.....                                -$0.00
Balance as of   April 30, 2005.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   October 30, 2004.....                                 $0.00
         Scheduled Principal received on securities.....              $0.00
         Unscheduled Principal received on securities.....   $35,400,000.00
         Unscheduled Premium received on Securities.....      $1,488,570.00

LESS:
         Distribution to Holders.....                       -$34,894,279.50
         Allocation to Interest Account....                  -$1,994,290.50
Balance as of   April 30, 2005.....                                   $0.00


                UNDERLYING SECURITIES HELD AS OF   April 30, 2005

         Principal Amount                       Title of Security
             ---------                          -----------------
                $0 Georgia-Pacific Corporation 8.625% Debentures due April 30, 2025
                                 *CUSIP: 373298BL1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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